Exhibit 99.1

Tri-Tech Holding Announces New Senior Executive Appointments

Press Release Source: Tri-Tech Holding Inc. On Friday September 24, 2010, 8:30 am EDT

Beijing, China – September 24, 2010 – Tri-Tech Holding Inc. (Nasdaq: TRIT), a premier Chinese company that engineers, manages and monitors municipal sewer systems, natural waterways and other water resources, announced today the appointment of two new senior executives.

Mr. Cliff Zhu was named general manager of the sales management department and Ms. Jenny Du was appointed general manager, department of marketing and communications.

Chief Executive Officer Warren Zhao said, “I extend a warm welcome to Mr. Cliff Zhu and Ms. Jenny Du. The appointment of these two executives significantly strengthens our management team.”

“We are very pleased that Mr. Zhu has joined our company. He will be responsible for the company’s sales management and business development. We know that the establishment of a standard and efficient sales management system is key to Tri-Tech’s revenue creation and sustainable development. Mr. Zhu has more than 17 years experience in the fields of sales, channel management, business development and team management. He is an expert in developing strategic sales plans, establishing and maintaining long-term healthy customer relations, and promoting sales. Mr. Zhu’s strong business experience and outstanding achievements in sales management enhance our competitive advantage in winning new projects and increasing our sales.

“We are also very pleased to welcome Ms. Jenny Du as general manager, marketing communications. Ms. Du brings 17 years’ experience in project management, channel management, marketing and communications. She will be responsible for Tri-Tech’s marketing, communications and public relations. Demonstrating Tri-Tech’s achievements, promoting our own value, corporate spirit and culture and winning recognition from investors and customers are indispensable tasks that we should fulfill for all-round development of Tri-Tech, especially for support and facilitation of value generation. Ms. Du’s rich experience and management skills will solidify our ability to promote Tri-Tech’s branding, disseminate corporate image and establish our reputation and public relations messaging,” said Mr. Zhao.

Mr. Zhu is an internationally experienced executive who understands system technologies and China-oriented business. From 2007 to 2009, Mr. Zhu was a consultant of Lynco International Co., responsible for planning Beijing-Shanghai Railway PIS system solutions and after-sale service. From 2005 to 2007, as director of business development in Siemens Business Communication Systems, Mr. Zhu was responsible for international business development and VIP customer expansion, developing business with the Beijing Organizing Committee for the Olympic Games, Rohde & Schwarz and ZTE Corporation. Mr. Zhu worked as vice president in Reiter Communication Equipment Co., Ltd from 2003 to 2005, in charge of product R&D, manufacturing and financial management. From 1992 to 2003, Mr. Zhu successively held channel manager, regional sales manager and business development manager positions in the Commercial Government Industrial Solution Sector of Motorola (China) Electronics, Ltd. He was responsible for business development and channel management with customers in railway and public security systems. In co-operation with the R&D team, Mr. Zhu took the lead in establishing a national agent sales network in railway and public security systems, improving the products and seizing market opportunities. Mr. Zhu holds a B.S. from Beijing Polytechnical University in automation engineering and an Executive MBA from Peking University.

Ms. Jenny Du is an expert in establishing regular and systematic management platforms, analyzing integrated data, developing effective marketing strategy and strategy implementation. She served as assistant to the president of Beijing Satellite Science & Technology Co. (BSST) from 2004 to 2010, responsible for marketing communications and business development to key customers. Ms. Du successively held channel manager, key account manager and business development manager positions in CGISS (Commercial Government Industrial Solution Sector) of Motorola (China) Electronics, Ltd. She was responsible for establishing marketing strategy, managing channel partners and implementing marketing strategy for major customers in water, petrochemicals, civil aviation and armed police. From 1993 to 1997, Ms. Du served as a programmer and project manager in charge of the application and integration of the proprietary GIS system software in the System Integration Division of Beijing Huasheng Electronics Co., Ltd., which was a subsidiary of the Sixth Research Institute of the Ministry of Electronics and Industry. Ms. Du graduated from Xi’an University of Electronic Science and Technology in 1993, majoring in computer science.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems (SCADA). The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also moving into the industrial production safety and pollution control market. Tri-Tech owns 15 software copyrights and two technological patents and employs over 200 people. Please visit http://www.Tri-Tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion of the project referenced herein and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Hawk Associates

Frank Hawkins

305-451-1888

tritech@hawkassociates.com